NEWS RELEASE

FOR IMMEDIATE RELEASE

Xenon Pharmaceuticals Appoints Dawn Svoronos to Its Board of Directors

BURNABY, British Columbia, September 27, 2016 – Xenon Pharmaceuticals Inc. (Nasdaq:XENE), a clinical-stage biopharmaceutical company, today announced that Dawn Svoronos has been appointed to its Board of Directors. Ms. Svoronos is a pharmaceutical industry executive whose experience includes a 23-year career at Merck & Co. with a focus on commercial operations and marketing, as well as board positions at Medivation Inc. and Theratechnologies Inc.

Dr. Simon Pimstone, Xenon’s President and Chief Executive Officer, commented: “On behalf of our Board of Directors, I am delighted to welcome Dawn to our Board. Dawn brings a tremendous amount of expertise to Xenon that includes, in particular, a vast knowledge of the commercialization process in life sciences and pharmaceutical companies. With the continued advancement of our clinical pipeline, and as Xenon continues to pursue multiple therapeutic and commercial opportunities, Dawn’s counsel will be indispensable.”

Ms. Svoronos retired in 2011 from Merck & Co. following a 23-year career in commercial positions of increasing seniority, most recently as President of Europe and Canada. In that role, Ms. Svoronos had full P&L responsibility for 30 European markets with annual sales of several billion dollars and an employee base of several thousand. Previously held positions with Merck include Vice President of Asia Pacific and Vice President of Global Marketing for the Arthritis, Analgesics and Osteoporosis franchise. Ms. Svoronos sits on the board of Medivation Inc. and is chair of the board for Theratechnologies Inc. Ms. Svoronos received a B.A. in English and French Literature from Carleton University.

About Xenon Pharmaceuticals Inc.

Xenon is a clinical-stage biopharmaceutical company discovering and developing a pipeline of differentiated therapeutics for orphan indications that it intends to commercialize on its own and for larger market indications that the company intends to partner with global pharmaceutical companies. Xenon has built a core enabling discovery platform, referred to as Extreme Genetics®, for the discovery of validated drug targets by studying rare human diseases with extreme traits, including diseases caused by mutations in ion channels, known as channelopathies. Xenon's Extreme Genetics® platform has yielded the first approved gene therapy product in the European Union and a broad development pipeline and multiple pharmaceutical partnerships, including with Teva and Genentech. For more information, please visit www.xenon-pharma.com.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995 and Canadian securities laws. These forward-looking statements are not based on historical fact, and include statements regarding our management and their contributions and our prospects, the growth of our research and development organization and product candidate pipeline and the progress and potential of our pipeline and ongoing development programs. These forward-looking statements are based on current assumptions that involve risks, uncertainties and other factors that may cause the actual results, events or developments to be materially different from those expressed or implied by such forward-looking statements. These risks and uncertainties, many of which are beyond our control, include, but are not limited to: clinical trials may not demonstrate safety and efficacy of any of our or our collaborators' product candidates; our Extreme Genetics® discovery platform or ongoing collaborations may not yield additional product candidates; any of our or our collaborators' product candidates may fail in development, may not receive required regulatory approvals, or may be delayed to a point where they are not commercially viable; we may not achieve additional milestones pursuant to our collaboration agreements; the impact of competition; adverse conditions in the general domestic and global economic markets; as well as the other risks identified in our filings with the Securities and Exchange Commission and the securities commissions in British Columbia, Alberta and Ontario. These forward-looking statements speak only as of the date hereof and we assume no obligation to update these forward-looking statements, and readers are cautioned not to place undue reliance on such forward-looking statements.

“Xenon,” the Xenon logo, and “Extreme Genetics” are registered trademarks or trademarks of Xenon Pharmaceuticals Inc. in various jurisdictions.

Investor/Media Contact:

Jodi Regts
Senior Director, Corporate Affairs
Xenon Pharmaceuticals Inc.
Phone: 604.484.3353
Email: investors@xenon-pharma.com